SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1865271
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Bala Plaza, Suite #300

Bala Cynwyd, Pennsylvania 19004

(Address of principal executive offices, including zip code)

1997 STOCK INCENTIVE PLAN

William V. Carey

Chairman, President and Chief Executive Officer

Central European Distribution Corporation

Two Bala Plaza, Suite #300

Bala Cynwyd, Pennsylvania 19004

(Name and Address of Agent for Service)

(610) 660-7817

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Frank Adams, Esq.

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019-6092

Page No.
EXPLANATORY STATEMENT	1
SIGNATURES	2

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EXPLANATORY STATEMENT

Central European Distribution Corporation (the “Registrant”) is filing this Post-Effective Amendment to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 19, 2003, File No. 333-108085 (the “2003 Form S-8”), which incorporated by reference its Registration Statement on Form S-8 filed with the Commission on October 9, 1998, File No. 333-65543 (the “1998 Form S-8”), with respect to shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s 1997 Stock Incentive Plan, as amended. A total of 5,906,250 shares of Common Stock (as adjusted to reflect the three-for-two stock splits effected by the Registrant on June 2, 2003, May 2, 2004 and June 12, 2006) were initially registered for issuance under the 1998 Form S-8 and the 2003 Form S-8.

On April 30, 2007, the shareholders of the Registrant approved the Central European Distribution Corporation 2007 Stock Incentive Plan, (the “2007 Plan”), which replaces the 1997 Plan. No future awards will be made under the 1997 Plan. As of the date of filing of this Post-Effective Amendment, 1,397,333 shares of Common Stock registered under the 2003 Form S-8 are not subject to outstanding awards under the 1997 Plan and are still available for issuance. Those 1,397,333 shares are hereby deregistered and will be carried forward to the 2007 Plan. The 2003 Form S-8 otherwise continues in effect as to the balance of the shares of Common Stock already subject to outstanding awards under the 1997 Plan.

Contemporaneously with the filing of this Post-Effective Amendment, the Registrant is filing a Registration Statement on Form S-8 to register the 1,397,333 shares of Common Stock that are hereby deregistered for offer or sale pursuant to the 2007 Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Bala Cynwyd, State of Pennsylvania, on this 28th day of September, 2007.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ William V. Carey
William V. Carey
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William V. Carey	Chairman, President and Chief Executive Officer (principal executive officer)	September 28, 2007
William V. Carey

/s/ Christopher Biedermann	Chief Financial Officer (principal financial and accounting officer)	September 28, 2007
Christopher Biedermann

/s/ David Bailey	Director	September 28, 2007
David Bailey

/s/ N. Scott Fine	Director	September 28, 2007
N. Scott Fine

/s/ Tony Housh	Director	September 28, 2007
Tony Housh

/s/ Robert P. Koch	Director	September 28, 2007
Robert P. Koch

/s/ Jan Laskowski	Director	September 28, 2007
Jan W. Laskowski

/s/ Markus Sieger	Director	September 28, 2007
Markus Sieger

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